UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. _______)
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☐ Preliminary Information Statement
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☒ Definitive Information Statement
XRG, INC.
(Name of Registrant As Specified In Its Charter)
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SCHEDULE 14C INFORMATION STATEMENT
INFORMATION STATEMENT
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

SCHEDULE 14C INFORMATION STATEMENT
XRG, Inc.
3 Crafton Square,
Pittsburgh, PA 15205
Telephone: (412) 920-1956
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
January 11, 2006
Notice of Written Consent in lieu of Special Meeting to be effective Jan. 31, 2006.
To Shareholders of XRG, Inc.
XRG, Inc., a Delaware corporation, notifies its shareholders of record that shareholders holding a majority of the voting power plan to take the following action by written consent in lieu of a special meeting of shareholders, to be effective January 31, 2006:
1.	Amend the Certificate of Incorporation in order to increase the amount of authorized common stock from 25,000,000 shares to 50,000,000 shares.
This action will not be effective until a date which is at least twenty (20) days after XRG files the Definitive Information Statement. You have the right to receive this notice if you were a shareholder of record at the close of business on December 9,, 2005 (the “Record Date”). This Statement is first being mailed to shareholders on January 11, 2006.
/s/ Richard Francis
Richard Francis,
President, Chief Executive Officer, Chief Financial
Officer and Director
January 11, 2001

INFORMATION STATEMENT
This information statement is being furnished to all holders of the common stock of XRG, Inc., a Delaware corporation.
The Board of Directors has recommended and persons owning the majority of the voting power of XRG have adopted resolutions to effect the above-listed action.
XRG will pay the cost of preparing and sending out this information statement.
Dissenter’s Rights of Appraisal
XRG is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and the Delaware General Corporation Law. No dissenters’ rights under the Delaware General Corporation Law are afforded to the company’s stockholders as a result of the adoption of these resolutions.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
As of December 9, , 2005 (the “Record Date”), XRG had 15,117,556 shares of common stock and no shares of Series A Preferred Stock outstanding.. Each share of Series A Preferred Stock is presently convertible into shares of common stock on a one for one basis.
Only holders of record of the common stock at the close of business on the Record Date were entitled to participate in the written consent of our stockholders. Each share of common stock was entitled to one (1) vote for each share of Common Stock held by such shareholder.
Our Board of Directors approved the increase in the amount of authorized common stock on December 14, 2005, and recommended that our Certificate of Incorporation be amended in order to effect the increase in the amount of authorized common stock.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

	Common Stock
		Percent of All
Name and Address of Beneficial Owner (1)	Number	Voting Securities (2)
Donald G. Huggins, Jr. (3)(4)	552,500	3.7%
Kevin P. Brennan (3)	396,875	2.6%
Stephen R. Couture	530,416	3.5%
Neil Treitman (3)(5)	-0-	—
Barron Partners, LP(6)	14,091,667	93.7%
Richard Francis (7)	164,275	1.1%
Michael T. Cronin(8)	42,500	.3%
Terence Leong	-0-	—
Kenneth A. Steel, Jr. (9)	1,262,500	8.3%
All current executive officers and directors as a group (4 persons)	729,166	4.9%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o XRG, Inc., 3 Crafton Square, Pittsburgh, PA 15205.

(2)	Calculated on the basis of approximately 15,711,556 shares of common stock issued and outstanding as of

December 9, 2005 except that shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.

(3)	Messrs. Huggins, Brennan and Treitman are no longer directors but are included in the table as they held positions as officers and directors during fiscal 2005.

(4)	These shares are held in the name of Margaret J. Huggins, Mr. Huggins wife and Private Capital Group, Inc., a corporation which is wholly owned by Margaret J. Huggins. Mr. Huggins disclaims beneficial ownership of these shares.

(5)	XRG believes that Mr. Treitman has sold or has pending Rule 144 sale requests for all of his Common Stock. Accordingly, the above table reflects Mr. Treitman as owning -0- shares.

(6)	Represents (i) 5,416,667 shares acquired for $3,250,000 in March, 2004; (ii) 3,000,000 shares acquired in exchange for warrants in a cashless tender on June 15, 2004; (iii) 175,000 shares acquired for $350,000 in June, 2005; and (iv) warrants to acquire 5,500,000 shares of our Common Stock at a $2.00 exercise price issued in June 2005.

(7)	Excludes 150,000 shares issuable to R&R Express. Inc. and includes 13,750 owned by KDR Transport, Inc.

(8)	Includes options to acquire 5,000 shares exercisable at $.20 issued in March, 2003.

(9)	Represents (i) 175,000 shares held by Mr. Steel and his affiliates; (ii) warrants to acquire 87,500 shares at a $2.00 exercise price issued to Mr. Steel and his affiliates; and (iii) a Common Stock purchase warrant for 1,000,000 shares exercisable at $2.00 issued to Mr. Steel in consideration for restructuring his $500,000 promissory note.
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
INCREASE AUTHORIZED COMMON STOCK
GENERAL
XRG’s current Certificate of Incorporation provides for an authorized capitalization consisting of 25,000,000 shares of common stock. As of the record date, there were 15,117,556 shares of common stock outstanding. The Board of Directors believes that it is in the best interest of both the company and its stockholders to increase the authorized shares of common stock from 25,000,000 authorized shares to 50,000,000 shares.
PURPOSE
The Board of Directors believes that this increase in authorized shares is to provide additional shares of Common Stock to allow sufficient shares being available for corporate purposes without further stockholder approval unless required by applicable law or regulation or the applicable rules of any national securities exchange. Future purposes for additional shares could include paying stock dividends, subdividing outstanding shares through stock splits, effecting acquisitions of other businesses or properties, securing additional financing for the operation of the Company through the issuance of additional shares or for general corporate purposes. In order for XRG to increase its revenue base and raise additional capital, it will be required to issue additional shares of its Common Stock as consideration for future agency agreements, acquisitions, and capital raising activities. However, XRG has no present commitment, agreement or understanding at this time to issue any shares of the proposed additional Common Stock.
At the present time, the Company does not have sufficient shares of Common Stock to meet its existing obligations to issue Common Stock. As of December 9, 2005, the Company had 15,117,556 shares of Common Stock outstanding and 25,000,000 shares authorized for issuance. After the issuance of all the shares of Common Stock that the Company is currently obligated to issue, and if all of its outstanding options and warrants were exercised and all convertible debentures were converted, the Company would have approximately 27,729,312 shares of Common Stock outstanding.

EFFECT
The issuance by XRG of any additional shares of common stock would dilute the equity interests of the existing holders of the common stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of common stock will have voting and other rights identical to those of currently authorized shares of common stock.
APPROVAL REQUIRED
Approval to amend the current Certificate of Incorporation of the Company under the Delaware General Corporation Law requires the affirmative vote of the holders of a majority of the voting power of the company.
Section 228 of the Delaware General Corporation Law provides in substance that, unless XRG’s Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the Delaware General Corporation Law, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.
In accordance with the Delaware General Corporation Law, the affirmative vote on the Amendment to the Certificate of Incorporation of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the stockholders to approve the adoption of the Amendment to the Certificate of Incorporation. Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the Amendment to the Certificate of Incorporation cannot take effect until 20 days after this Information Statement is sent to the Company’s stockholders. The Amendment to the Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware which is anticipated to be on or about January 31, 2006, a date which is 20 days after the mailing of this Information Statement. A copy of the proposed Amendment to the Certificate of Incorporation reflecting the increase in common stock is set forth as Exhibit A.
By Order of the Board of Directors
/s/ Richard Francis
Richard Francis, President, Chief Executive Officer,
Chief Financial Officer and Director
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date January 11, 2006
XRG, Inc.
By:  /s/ Richard Francis
       Richard Francis, President, Chief Executive Officer,
       Chief Financial Officer and Director

Exhibit A
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     XRG, INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by the written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of XRG, Inc., be amended by changing the Fourth Article thereof so that, as amended, said Article shall be read as follows:
FOURTH: The total number of shares of common stock the Corporation shall have authority to issue is 50,000,000 shares, par value $.001 per share, and the total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,000,000 shares, par value $.001 per share. The Preferred Stock authorized by this Certificate of Incorporation shall be issued in series. The Board of Directors of the Corporation is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series.
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on January  31, 2006.
     IN WITNESS WHEREOF, said XRG, Inc., has caused this certificate to be signed by Richard Francis, its Chief Executive Officer, this 11th day of January, 2006.
By: /s/ Richard Francis
Name: Richard Francis
Title: President, Chief Executive Officer, Chief Financial
Officer and Director